SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
December 2, 2005
(Date of Report)
(Date of earliest event reported)
ONYX SOFTWARE CORPORATION
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation)	0-25361 (Commission File No.)	91-1629814 (IRS Employer Identification No.)
1100 — 112th Avenue N.E., Suite 100, Bellevue, WA 98004-4504
(Address of principal executive offices, including Zip Code)
(425) 451-8060
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

     Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (d) Appointment of New Director.
     On December 2, 2005, the Board of Directors of Onyx Software Corporation appointed Charles M. Boesenberg as a member of the Board of Directors. The Board determined that Mr. Boesenberg is independent for purposes of Rule 4350(c)(4) of the NASDAQ Marketplace Rules.
     In connection with Mr. Boesenberg’s appointment to the Board, Onyx granted Mr. Boesenberg an option to purchase 45,000 shares of Onyx’s common stock at an exercise price equal to the average of the high and low trading prices of such stock as quoted on the NASDAQ National Market on the date of grant, such option to have a term of ten years and to vest and become exercisable 8.33% on each three-month anniversary of the date of grant, with 100% vested and exercisable three years from the date of grant. At this time, the Board has not appointed Boesenberg to serve on any of its committees.
     A copy of the press release relating to Mr. Boesenberg’s appointment is attached as Exhibit 99.1 and is incorporated into this current report by reference.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.
     99.1 Press Release of Onyx Software Corporation dated December 6, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONYX SOFTWARE CORPORATION
Date: December 6, 2005	By:	/s/ Robert J. Chamberlain
		Name:	Robert J. Chamberlain
Its: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release of Onyx Software Corporation dated December 6, 2005